400 Centre Street, Newton, MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8349
Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:
Timothy Bonang
Manager of Investor Relations
(617) 796-8350
www.snhreit.com

Senior Housing Properties Trust Announces Results for the Periods Ended June 30, 2007

    Newton, MA  (July 30, 2007):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and six months ended June 30, 2007, as follows:

Results for the quarter ended June 30, 2007:

Net income for the quarter ended June 30, 2007, was $20.6 million, or $0.25 per share, compared to net income of $12.7 million, or $0.18 per share, for the quarter ended June 30, 2006. During the three months ended June 30, 2006, we recognized (1) an impairment of assets charge of $1.4 million, or $0.02 per share, related to three properties that we later sold during the fourth quarter of 2006 and (2) a loss on early extinguishment of debt of $1.3 million, or $0.02 per share, related to the $28.2 million redemption of all of SNH’s 10.125% junior subordinated debentures.

Funds from operations (FFO) for the quarter ended June 30, 2007, was $34.0 million, or $0.41 per share. This compares to FFO for the quarter ended June 30, 2006 of $27.8 million, or $0.39 per share.

The weighted average number of common shares outstanding totaled 83.6 million and 71.8 million for the quarters ended June 30, 2007 and 2006, respectively.

Results for the six months ended June 30, 2007:

Net income for the six months ended June 30, 2007, was $38.2 million, or $0.46 per share, compared to net income of $23.1 million, or $0.32 per share, for the six months ended June 30, 2006. Net income for the six months ended June 30, 2007, includes a loss on early extinguishment of debt of $2.0 million, or $0.02 per share, related to the purchase and retirement of $20.0 million of SNH’s 8 5/8% senior notes due 2012. Net income for the same period in 2006 includes (1) an impairment of assets charge of $1.4 million, or $0.02 per share, related to three properties that we later sold during the fourth quarter of 2006, (2) a loss on early extinguishment of debt of $1.3 million, or $0.02 per share, related to the $28.2 million redemption of all of SNH’s 10.125% junior subordinated debentures and (3) a loss on early extinguishment of debt of $5.2 million, or $0.07 per share, related to the $52.5 million redemption of SNH’s 7 7/8% senior notes due 2015.

FFO for the six months ended June 30, 2007, was $65.0 million, or $0.79 per share. FFO includes a loss on early extinguishment of debt paid in cash of $1.8 million, or $0.02 per share, related to the purchase and retirement of the senior notes due 2012 described above. This compares to FFO for the six months ended June 30, 2006 of $51.3 million, or $0.72 per share. FFO for the six months ended June 30, 2006, includes a $4.1 million, or $ 0.06 per share, loss for the cash premium paid for partial redemption of the senior notes due 2015 described above.

The weighted average number of common shares outstanding totaled 82.2 million and 71.8 million for the six months ended June 30, 2007 and 2006, respectively.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

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A reconciliation of FFO to net income determined according to U.S. generally accepted accounting principles, or GAAP, is set forth below.

Conference Call:

On Monday, July 30, 2007, at 1:00 p.m. EST, David J. Hegarty, president and chief operating officer, and Richard A. Doyle, treasurer and chief financial officer, will host a conference call to discuss the results for the second quarter ended June 30, 2007.  The conference call telephone number is 1-888-202-2422. Participants calling from outside the United States and Canada should dial 1-913-981-5592. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through midnight Sunday, August 5th, 2007. To hear the replay, dial 1-719-457-0820. The replay pass code is 6569134.

A live audio web cast of the conference call will also be available in listen only mode on the SNH web site. Participants wanting to access the webcast should visit the web site about five minutes before the call. The archived webcast will be available for replay on the SNH web site for about one week after the call.

Supplemental Data:

A copy of SNH’s Second Quarter 2007 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.

Senior Housing Properties Trust is a real estate investment trust, or REIT, that owns 196 senior living properties located in 32 states.  SNH is headquartered in Newton, Massachusetts.

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Senior Housing Properties Trust
Financial Information
(in thousands, except per share data)

Income Statement:

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
Rental income	$44,406	$40,921	$88,708	$81,744
Interest and other income	556	355	1,006	701
Total revenues	44,962	41,276	89,714	82,445
Expenses:
Interest	9,160	11,546	19,053	22,917
Depreciation	11,704	10,922	23,299	21,653
General and administrative	3,449	3,383	7,165	6,783
Impairment of assets(1)	-	1,420	-	1,420
Loss on early extinguishment of debt(2)	-	1,319	2,026	6,526
Total expenses	24,313	28,590	51,543	59,299
Net income	$20,649	$12,686	$38,171	$23,146

Weighted average shares outstanding	83,649	71,817	82,240	71,814
Per share data:
Net income	$0.25	$0.18	$0.46	$0.32

Balance Sheet:

	At June 30, 2007	At December 31, 2006
Assets
Real estate properties	$1,831,525	$1,814,358
Less accumulated depreciation	299,806	276,507
	1,531,719	1,537,851
Cash and cash equivalents	8,924	5,464
Restricted cash	2,478	2,435
Investments in trading securities	10,153	-
Deferred financing fees, net	6,949	8,173
Other assets	24,408	30,851
Total assets	$1,584,631	$1,584,774

Liabilities and Shareholders’ Equity
Unsecured revolving credit facility	$-	$112,000
Senior unsecured notes, net of discount	321,801	341,673
Secured debt and capital leases	90,559	91,412
Total debt	412,360	545,085
Other liabilities	18,894	20,223
Total liabilities	431,254	565,308
Shareholders’ equity	1,153,377	1,019,466
Total liabilities and shareholders’ equity	$1,584,631	$1,584,774

(1)	During the three months ended June 30, 2006, we recognized an impairment of assets charge of $1.4 million related to three properties that were sold during the fourth quarter of 2006.

(2)
In January 2007, we purchased and retired $20.0 million of our 8 5/8% senior notes due 2012 and paid a premium of $1.8 million and wrote off $276,000 of deferred financing fees and unamortized discount related to these senior notes.  In June 2006, we redeemed all of our $28.2 million of 10.125% junior subordinated debentures; the loss on early extinguishment of debt of $1.3 million is the write off of unamortized deferred financing fees related to these debentures. In January 2006, we redeemed $52.5 million of our 7 7/8% senior unsecured notes and paid a $4.1 million redemption premium and wrote off $1.1 million of deferred financing fees and unamortized discount related to these senior notes.

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Senior Housing Properties Trust
Funds from Operations
(in thousands, except per share data)

Calculation of Funds from Operations (FFO) (1):

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net income	$20,649	$12,686	$38,171	$23,146
Add: Depreciation expense	11,704	10,922	23,299	21,653
Impairment of assets	-	1,420	-	1,420
Loss on early extinguishment of debt	-	1,319	2,026	6,526
Deferred percentage rent (2)	1,661	1,478	3,261	2,737
Less: Loss on early extinguishment of debt settled in cash (3)	-	-	(1,750)	(4,134)
FFO	$34,014	$27,825	$65,007	$51,348

Weighted average shares outstanding	83,649	71,817	82,240	71,814

FFO per share	$0.41	$0.39	$0.79	$0.72
Distributions declared	$0.34	$0.33	$0.68	$0.65

(1)
We compute FFO as shown in the calculation above. This calculation begins with income from continuing operations or, if that amount is the same as net income, with net income.  Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition of FFO because we include deferred percentage rent in FFO as discussed in footnote (2) below and we exclude loss on early extinguishment of debt not settled in cash from FFO. We consider FFO to be an appropriate measure of performance for a real estate investment trust, or REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gain or loss on sale of properties, FFO can facilitate comparison of current operating performance among REITs.  FFO does not represent cash generated by operating activities in accordance with U.S. generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

(2)
Our percentage rents are generally calculated on an annual basis. We recognize percentage rental income received during the first, second and third quarters in the fourth quarter when all contingencies related to percentage rents are satisfied.  Although recognition of revenue is deferred until the fourth quarter, our FFO calculation for the first three quarters includes estimated amounts of deferred percentage rents with respect to those periods. The fourth quarter calculation of FFO excludes the amounts recognized during the first three quarters.

(3)
FFO for the six months ended June 30, 2007, includes a $1.8 million loss for the cash premium paid for our retirement of $20.0 million of our 8 5/8% senior notes due 2012.  FFO of the six months ended June 30, 2006, includes a $4.1 million loss for the cash premium paid for our redemption of $52.5 million of our 7 7/8% senior notes due 2015.

(END)

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